UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 28, 2009
(Date of earliest event reported)
Kayne Anderson Energy Development Company
(Exact name of registrant as specified in its charter)

Maryland	814-00725	20-4991752
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

717 Texas Avenue — Suite
3100, Houston, TX		77002
(Address of principal		(Zip Code)
executive offices)
(713) 493-2020
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 28, 2009, Kayne Anderson Energy Development Company (the “Company”), entered into an Administration Agreement (the “Administration Agreement”) with Ultimus Fund Solutions, LLC (“Ultimus”). Pursuant to the Administration Agreement, Ultimus will provide certain administrative services for the Company.
The Administration Agreement is subject to ratification by the Board of Directors of the Company.
The Administration Agreement will terminate on February 27, 2010, with automatic one-year renewals unless earlier terminated by either party as provided under the terms of Administration Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
On February 27, 2009, the Company terminated the Administration Agreement between the Company and Bear Stearns Funds Management Inc., dated September 20, 2006. The termination was by mutual agreement of the parties. No early termination penalties were incurred by the Company resulting from the termination of the Administration Agreement with Bear Stearns Funds Management Inc.
Item 9.01. Financial Statements and Exhibits
(a) Financial statements:
      None
(b) Pro forma financial information:
      None
(c) Shell company transactions:
      None
(d) Exhibits
      10.1       Administration Agreement between Kayne Anderson Energy Development Company and Ultimus Fund Solutions, LLC, dated February 28, 2009.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2009	KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
	By:	/s/ David Shladovsky
David Shladovsky
Secretary and Chief Compliance Officer

Exhibit Index

Exhibit
No.	Description
10.1	Administration Agreement